EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of February 9, 1998, (the "Effective Date"), by and between Boundless Technologies, Inc., a Delaware corporation ("Company"), and Kenneth Hayes East, ("Employee").

                                    RECITALS

     A. Company desires to employ Employee as its Chief Technology Officer because of his experience and expertise and to secure his services upon the terms and subject to the conditions set forth in this Agreement.

     D. Employee desires and is willing to accept such employment upon such terms and subject to the conditions set forth in this Agreement.

     THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, Company and Employee agree as follows:

     1. Employment. Upon the terms and subject to the conditions contained in this Agreement, Company hereby employs Employee; and Employee hereby accepts such employment, upon such terms and subject to such conditions.

     2. Duties and Authority.

          2.1 Duties of Employee. During the term of this Agreement, Employee will serve as Company's Chief Technology Officer and will faithfully and to the best of his ability perform such duties consistent with the position as are determined and directed by the President and Chief Executive Officer. In his capacity as Chief Technology Officer, Employee will be generally responsible for the development of new technology and the enhancement of existing technology products of the Company. In performing his duties under this Agreement, Employee will fully support and cooperate with Company's efforts to develop its markets, expand its business, and operate profitably and in conformity with business and strategic plans approved from time to time by Company's Board of Directors.

          2.2 Direction from President and Chief Executive Officer. Employee will look primarily to the President and Chief Executive Officer of Company for direction and guidance as to the performance of Employee's duties under this Agreement. To facilitate communication between Employee and the President and Chief Executive Officer, Employee will report on the status of Employee's activities and the performance of Employee's duties to the President and Chief Executive Officer at such times as he may be requested to do so by the President and Chief Executive Officer.

          2.3  Employee's  Authority.   In  performing  his  duties  under  this
Agreement, Employee will have such authority as is necessary for him to implement the directives of, and policies and procedures adopted by, the President and Chief Executive Officer of Company and to oversee the development of new technology and enhancement of existing products.

          2.4 Time and Attention to Services. Employee will devote substantially all of his time and attention to the performance of his duties to Company during the term of this Agreement. Company, however, recognizes that Employee may be engaged in other non-conflicting passive business investments and in community activities unrelated to his duties under this Agreement that will require some portion of his time, and Company hereby consents to Employee's attention to such other activities so long as such activities (a) do not hinder Employee's ability to perform his duties under this Agreement and (b) do not represent a conflict of interest in contravention of the agreements contained in paragraph 7 or a competitive activity in contravention of the agreements contained in paragraph
5.5 of this Agreement.



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

    3.       Term and Termination.

          3.1 Term. This Agreement is effective as of the Effective Date and will continue in effect through February 8, 2000, ( the "Initial Term") unless it is (a) terminated in accordance with paragraph 3.2 or (b) extended in accordance with paragraph 3.3.

          3.2 Termination. This Agreement may be terminated prior to February 9, 2000, or during any extension provided by paragraph 3.3, as follows:

               (a)  Termination  by  Mutual  Consent.   This  Agreement  may  be
terminated at any time by the written mutual consent of Company and Employee.

               (b) Termination By Company for Cause. This Agreement may be terminated by Company at any time for Cause by the delivery to Employee of a written notice of termination stating the effective date of termination and the basis upon which this Agreement is being terminated. As used in this Agreement, the term "Cause" means (a) a material default in the performance of Employee's duties under this Agreement, or (b) Employee's dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule, or regulation, action (or omission) involving moral turpitude and reflecting unfavorably upon the public image of Company or its Affiliates, or action (or omission) abiding or abetting a competitor, supplier or customer of Company or its Affiliates to the material disadvantage of Company or its Affiliates; and the term "Affiliate" means any other person or entity who directly controls, is controlled by, or is under common control with Company or any Affiliate of Company (and "control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether through ownership of voting securities or otherwise). In the event of termination for Cause, Employee will be entitled to such salary and benefits as have accrued under this Agreement through the effective date of termination, but will not be entitled to any other salary, benefits, or other compensation after such date.

               (c) Termination By Company Without Cause. This Agreement may be terminated by Company at any time without Cause by the delivery to Employee of a written notice of termination not less than two weeks prior to the effective date of termination. Upon such termination, Employee will be paid (i) such salary, vacation, and other benefits as have accrued under this Agreement through the effective date of termination and (ii) for a period of six (6) months after the date of termination, Company shall pay Employee the equivalent of Employee's monthly base annual salary (the "Severance Payment") provided that Employee complies with the provisions of paragraphs 5, 6 and 7 of this Agreement. The Severance Payment less applicable withholding for federal taxes shall be paid in semi-monthly installments or otherwise in such manner as the salaries of other executive officers of Company are paid in accordance with Company policy. Under no circumstances, however will Company be obligated to pay any bonus or other compensation after the date of termination except as provided herein.

               (d) Termination by Employee. This Agreement may be terminated by Employee at any time, with or without Cause, by the delivery to Company of a written notice of termination not less than two weeks prior to the effective date of termination. In the event of termination by Employee, Employee will be paid such salary, vacation and other benefits as have accrued under this Agreement through the effective date of termination, but will not be entitled to any other salary, benefits, or other compensation after such date.

               (e) Termination Upon Death or Disability of Employee. This Agreement will be terminated immediately upon the death or permanent disability (which shall be determined in accordance with Company's disability plan as then in effect, or if no such plan is then in effect, as determined in good faith by Company's Board of Directors at such time as Employee becomes physically or mentally incapable of properly performing his duties under this Agreement and such incapacity will exist or can reasonably be expected to exist for a period of ninety days or more) of Employee. In either such event, Employee or his


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

beneficiary as designated in writing to Company (or his estate, if no such beneficiary has been designated) will be entitled to such benefits (i) as are consistent with Company policy then if in effect or (ii) as are determined by Company's Board of Directors in its sole discretion.

          3.3 Extension of Term. The term of this Agreement may be extended beyond the Initial Term, by the mutual agreement of Employee and Company and on such basis as Employee and Company shall agree. Each such extension, unless expressly agreed otherwise by Employee and Company, will be for one (1) year commencing on January 1 of the year following the expiration of the Initial Term or any renewal term. Mutual agreement to extend the term of this Agreement shall be evidenced by either (a) a written agreement executed by Company and Employee or (b) the continuation of Employee's performance of services under this Agreement with the approval of Company and without notice of termination given by Company or Employee. Any extended term of this Agreement may be terminated as set forth in paragraph 3.2 above, unless otherwise agreed in writing by Company and Employee.

     4.       Compensation.

          4.1 Base Annual Salary. In consideration for the performance of his duties under this Agreement, Employee will be paid a base annual salary of One Hundred Fifty Thousand Dollars ($150,000.00), which shall be payable (less applicable withholding for federal taxes) in semi-monthly installments or otherwise in such manner as the salaries of other executive officers of Company are paid in accordance with Company policy.

          4.2 Annual Salary Review. Company's President and CEO will review Employee's base annual salary level on an annual basis and may elect, on the basis of such review, to increase Employee's base annual salary and award a performance bonus (ranging from 0% to 66% of Employee's base annual salary) on the basis of Company's profitability and Employee's individual performance; but any such increase in Employee's base annual salary or the awarding of a bonus will be made solely at the discretion of Company's President and CEO.

          4.3 Sign-In Bonus. Company shall pay Employee a sign-in bonus of Thirty-Five Thousand Dollars ($35,000) less applicable withholding for federal taxes upon Employee's commencement of full-time employment with the Company.

          4.4 Expenses and Reimbursements. Employee will be entitled to reimbursement for reasonable out-of-pocket expenses incurred by Employee that are directly attributable to the performance of Employee's duties under this Agreement. Employee will adhere to Company's customary practices and procedures with respect to incurring out-of-pocket expenses and will present such expense statements, receipts, vouchers, or other evidence supporting expenses incurred by Employee as Company may from time to time request.

          4.5 Benefits. During the term of this Agreement, Employee will be entitled to the benefits generally provided or made available to other executive officers of Company, including, but without limitation, such group medical (including dental) insurance and life insurance benefits as are made available to employees of Company generally and participation in any "cafeteria" plan or retirement plan that may be available to employees of Company (subject, however, to (i) eligibility and (ii) modification or elimination in accordance with Company's standard policies as in effect from time to time) and to the following specific benefits:

               (a) Vacation. Employee will be entitled to such vacation time as is allotted to other executive officers of Company.

               (b) Sick Leave. Employee will be entitled to the benefits, and subject to all provisions of, Company's standard policies and procedures regarding sick leave and time off.



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

          4.6 Stock Options. As a material inducement to Employee to enter into this Agreement, as soon after the Effective Date as practicable and subject to approval of the Board of Directors, Company agrees that it will grant an option (the "Option") to Employee to purchase up to 300,000 shares of common capital stock of Company (the "Option Shares") pursuant to the terms of the Company's stock option plan (the "Option Plan"). The Option will be evidenced by a written agreement (the "Option Agreement") executed by Company and Employee. The Option Agreement (a) will specify the purchase price to be paid by Employee for the Option Shares upon his exercise of the Option (which will be the fair market value of the Option Shares); (b) will provide that Employee may exercise the option over a five year period as follows: (i) as to twenty-five percent (25%) of the Option Shares, on and after February 9, 1999 and (ii) as to the remaining percent of the Option Shares, in accordance with the terms of the Company's Option Plan (provided, that Employee remains employed by Company on each of such dates); (c) will provide for such restrictions on transferability as may be reasonably required by Company; and (d) will set forth other terms and conditions related to the Option agreed upon by Company and Employee. If Employee is terminated without cause, Option Shares which had vested before the date of termination, may be exercised by Employee in accordance with the Option Plan.

          4.7 Relocation Reimbursement. Upon Company's request to Employee to relocate, Company shall reimburse Employee for reasonable relocation expenses.

     5.   Confidentiality and Non-Disclosure.

          5.1 Detrimental Statements. For so long as this Agreement remains in effect and for a period of 18 months after the date of termination or expiration of this Agreement (the "Applicable Period"), Employee will not, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the goodwill of Company, provided that any truthful statement made by Employee in good faith shall not violate this subparagraph.

          5.2 Covenant of Confidentiality. The Employee recognizes and acknowledges that he will be provided access to confidential information and trade secrets of the Company, and other entities doing business with the Company relating to research, development, manufacturing, marketing, financial and other business-related activities or may discover, conceive, perfect or develop, solely or jointly with others, inventions, discoveries, improvements, know-how, computer programs, or other technical, manufacturing, marketing, customer, and/or financial data and information, including without limitation, access to information regarding the upgrading of current Company products and the development of new products (hereinafter "CONFIDENTIAL INFORMATION"). Such CONFIDENTIAL INFORMATION constitutes valuable, special, and unique property of the Company, and/or other entities doing business with the Company. In consideration of such access to Confidential Information, Employee will not, during or after the term of his employment by the Company, make any use of, or disclose any of such CONFIDENTIAL INFORMATION to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, except as is generally available to the public or as specifically allowed in writing by an authorized representative of the Company.

          5.3 No Use of Confidential Information of Others. The Employee agrees not to make use of or disclose any confidential information, including trade secrets, of prior employers in carrying out Employee's duties for Company.

          5.4 Return of Confidential Information. Upon the expiration of the term or termination of this Agreement, Employee will surrender to Company all tangible Confidential Information in the possession of, or under the control of, Employee, including, but without limitation, the originals and all copies of all software, drawings, manuals, letters, notes, notebooks, reports and all other media, material and records of any kind, and all copies thereof pertaining to Confidential Information acquired or developed by the Employee during the term of Employee's employment. Employee further agrees that upon termination of


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Employee's  employment,  for any  reason,  and at the  request  of the  Company,
Employee shall make himself available and shall meet with representatives of the Company. At such meeting, Employee shall fully disclose and deliver any of the above described materials in Employee's possession and, at the Company's request, shall execute any and all documents reasonably necessary to ensure and verify compliance with this paragraph 5.

          5.5 Covenant Not to Compete. As an ancillary covenant to the terms and conditions set forth elsewhere in this Agreement, and in particular the covenants set forth in paragraph 5.2, paragraph 5.3, and paragraph 5.4 above, and in consideration of the mutual promises set forth in this Agreement and other good and valuable consideration received and to be received, Employee agrees that, during the term of this Agreement, and throughout the Applicable Period, Employee will not, directly or indirectly, own or become employed by or otherwise provide consulting services to, any business engaged or planning to become engaged in the business of providing or marketing ANSI/ASCII character terminals; thin client devices including network computers; Windows based terminals; thin clients; Internet terminals; CITRIX based remote clients; clients utilizing the ICA protocol; or X terminals in the United States of America, Europe, Asia, Mexico, Brazil, Venezuela, and India, or any business competitive with Company prior to the date of termination of this Agreement in the United States of America, Europe, Asia, Mexico, Brazil, Venezuela, or India. Employee understands that the current business activities of Company and its Affiliates include the business of providing or marketing computer based systems or services which relate to ANSI/ASCII character terminals; thin client devices including network computers; Windows based terminals; thin clients; Internet terminals; CITRIX based remote clients; clients utilizing the ICA protocol; or X terminals in the United States of America, Europe, Asia, Mexico, Brazil, Venezuela, and India, and that Company and its Affiliates have plans to expand the scope of such activities and the geographic area of operations of Company and its Affiliates in the near future with the direct involvement of Employee, therefore, Employee agrees that the limitations as to time, geographical area, and scope of activity contained in this covenant do not impose a greater restraint than is necessary to protect the goodwill and other business interests of Company, and are therefore reasonable. If any provision of this covenant is found to be invalid in part or in whole, Company may elect, but shall not be required, to have such provision reformed, whether as to time, area covered, or otherwise, as and to the extent required for its validity under applicable law and, as so reformed, such provision shall be enforceable.

          5.6 Right to Injunctive Relief. Employee acknowledges that a violation or attempted violation on his part of any agreement in this paragraph 5 will cause irreparable damage to Company and its Affiliates, and accordingly Employee agrees that Company shall be entitled as a manner of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies Company may have. Furthermore, Employee shall be entitled to seek a declaratory judgment regarding any conduct or enterprise to determine whether or not such conduct or violation is violative of the terms of this Agreement; provided however, that no suit shall be filed until Employee has given Company at least 15 days to respond to Employee's written request for permission to undertake certain requested acts. The terms and agreements set forth in this paragraph 5 shall survive the expiration of the term or termination of this Agreement for any reason. The existence of any claim of Employee, whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by Company of the agreements contained in this paragraph 5.

     6.       Inventions or Discoveries.

          6.1  Inventions.

               (a) The Employee recognizes and acknowledges that during the term of his employment he may, either individually or jointly with others, and either on behalf of the Company or on his own, discover, conceive, make, perfect, or develop inventions, discoveries, improvements, computer programs, know-how, and


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data that result  from his  employment  or that are  related to the  business or
activities   of  the   Company   (hereinafter   collectively   referred   to  as
"INVENTIONS"). INVENTIONS which are related to the business or activities of the Company include any business or activity in progress at the Company at the date of or during the Employee's employment with the Company and projects or other operations at the Company planned for the future. Employee agrees to advise and disclose said INVENTIONS to the Company.

               (b) The Employee further recognizes and agrees that any and all such INVENTIONS, including all rights in patents, patent applications, design patents, models, prototypes, and trade secrets, are the sole and exclusive property of the Company. Employee agrees to assign and does hereby assign to the Company, all his right, title and interest in and to any and all INVENTIONS and related intellectual property rights. The Employee's obligations herein apply without regard to whether an idea for an INVENTION or the solution to a problem occurs to him on the job, at home, or elsewhere.

               (c) Employee shall promptly execute and deliver all papers and documents necessary to vest all right, title and interest in and to INVENTIONS in the Company and, at the Company's request and expense, shall assist Company in obtaining any patents, or semiconductor mask registrations, or any other form of protection accorded to such INVENTIONS in the United States or anywhere throughout the world, and shall assign the same and any patents or copyright and semiconductor mask registrations granted thereon, to the Company.

          6.2 Copyright. Employee agrees that the Company shall be the copyright owner of all copyrightable works of every kind and description (including computer programs, mask works, internal reports, compilations of data, and publications) created or developed by Employee, either individually or jointly with others, during the term of Employee's employment, where such works are created pursuant to the performance of Employee's duties. Employee further agrees, if so requested by the Company, at no expense to the Company, to execute such written acknowledgments or assignments of copyright ownership of works covered by the Agreement as may be necessary to preserve or vest such rights in the Company.

          6.3 Prior Inventions or Discoveries. As a matter of record, the Employee has set out in Schedule 1, attached hereto, a complete list and description of all ideas, inventions, improvements, discoveries, computer programs, semiconductor chip designs, or mask works, previously conceived, reduced to practice, perfected, or developed by Employee, either wholly or in part (hereinafter "PREVIOUS INVENTIONS") and any patents, patent applications, or registration issued thereon. Only such PREVIOUS INVENTIONS and accompanying intellectual property rights, and no other, shall be excluded from this Agreement.

     7. Conflict of Interest. In keeping with Employee's fiduciary duties to Company, Employee agrees that while employed by Company he will not, acting alone or in conjunction with others, directly or indirectly, become involved in a conflict of interest or, upon discovery thereof, allow a conflict of interest to continue. Moreover, Employee agrees that he will immediately disclose to the Board of Directors of Company any facts which might involve any reasonable possibility of a conflict of interest. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, where such interest might in any way adversely affect Company, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Employee might arise, and which must be reported immediately by Employee to the Board of Directors of Company, include, but are not limited to, the following:
(a) ownership of a material interest in any supplier, contractor, subcontractor, customer, or other entity with which Company does business; (b) acting in any capacity, including director, officer, partner, consultant, employee, distributor, agent, or the like, for a supplier, contractor, subcontractor, customer, or other entity with which Company does business; (c) accepting, directly or indirectly, payment, service, or loans from a supplier, contractor, subcontractor, customer, or other entity with which Company does business, including, but not limited to, gifts, trips, entertainment, or other favors of


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more than a nominal value; (d) misuse of Company's  information or facilities to which  Employee  has access in a manner which will be  detrimental  to Company's
interest,   such  as  utilization   for  Employee's  own  benefit  of  know-how,
inventions, or information developed through Company's business activities; (e) disclosure or other misuse of Confidential Information of any kind obtained through Employee's connection with Company; (f) the ownership, directly or indirectly, of a material interest in an enterprise in competition with Company, or acting as an owner, director, principal, officer, partner, consultant, employee, agent, servant, or otherwise of any enterprise which is in competition with Company; and (g) appropriation of a Corporate Opportunity, as defined in paragraph 8 of this Agreement.

     8. Corporate Opportunities. Employee acknowledges that during the course of his employment by Company he may be offered or become aware of business or investment opportunities in which Company may or might have an interest (a
"Corporate Opportunity") and that he has a duty to advise Company of any such Corporate Opportunities before acting upon them. Accordingly, Employee agrees
(a) that he will disclose to Company's Board of Directors any Corporate Opportunity offered to Employee or of which Employee becomes aware, and (b) that he will not act upon any Corporate Opportunity for his own benefit or for the benefit of any person or entity other than Company without first obtaining the consent or approval of Company's Board of Directors (whose consent or approval may be granted or denied solely at the discretion of Company's Board of Directors).

     9. Company's Right of Offset. Should Employee at any time be indebted to Company, or otherwise obligated to pay money to Company for any reason, Company, at its election, may offset amounts otherwise payable to Employee under this Agreement, including, but without limitation, salary and bonus payments, against any such indebtedness or amounts due from Employee to Company.

     10.  Miscellaneous.

          10.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

          10.2 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that this Agreement does not supersede or terminate the obligations and assignments of Employee arising under the Assignment and Nondisclosure Agreement. This Agreement may be amended or modified only in writing executed by Employee and another officer of Company expressly authorized by Company's Board of Directors.

          10.3 Notices. Any notice or other communication hereunder must be in writing to be effective and shall be deemed to have been given when personally delivered to Employee or Company or, if mailed, on the third day after it is enclosed in an envelope and sent certified mail/return receipt requested in the United States mail. Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective. The address for each party for notices hereunder is as follows:

                Employee:   Kenneth Hayes East
                            4689 Adrian Way
                            Plano, Texas 75024

                Company:    Boundless Technologies, Inc.
                            Attn: President and CEO
                            100 Marcus Boulevard
                            Hauppage, New York 11788-3762

          10.4 Attorney's Fees. In the event that either party is required to obtain the services of an attorney in order to enforce any right or obligation hereunder, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs from the other party.



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          10.5  Assignability;  Binding  Nature.  This Agreement is binding upon
Company and Employee and their respective successors, heirs and assigns. The rights and obligations of Employer hereunder may be assigned by Employer to any entity that succeeds to all or substantially all of the assets of Employer through merger, consolidation, liquidation, acquisition of assets, or otherwise.

          10.6 Headings. The headings of paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          10.7 Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable, or void, so that both Company and Employee would be relieved of all obligations arising under such provision, it is the agreement of Company and Employee that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If such amendment is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted therefor. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance by both Company and Employee, then the remainder shall be enforced to the extent permitted by law.

          10.8 Arbitration. Any and all controversies, claims, disputes, or questions arising out of or relating to this agreement shall be submitted to binding arbitration in Austin, Texas and shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association; provided, however, that Company shall also be permitted to seek judicial relief as provided in paragraph 5.6.

          10.9 Survival of Terms. The terms and agreements set forth in paragraphs 5, 6, and 7 shall survive the expiration of the term or termination of this Agreement regardless of the reason. The existence of any claim of Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the agreements contained in paragraphs 5, 6 and 7.

          10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be part of the same instrument.

          Executed as of the Effective Date set forth above by:


Boundless Technologies, Inc.                       Employee



By: /s/                                            /s/
   -----------------------------                   --------------------------
   Jeffrey K. Moore                                Kenneth Hayes East

Title:  Vice President
        --------------------------

                                                  SCHEDULE 1

PRIOR INVENTIONS, IDEAS, CONCEPTS*
---------------------------------

TWO PATENTS ISSUED PRIOR TO JANUARY 30, 1998 RELATING TO ELECTRONIC SAFETY DEVICES FOR THE PREVENTION OF INFANT DROWNINGS.



















*Employee understands, agrees and represents that the above disclosure, as may be continued on additional pages attached hereto, includes all his prior inventions, discoveries, improvements, computer programs, patents, and pending patent applications, and any other subject matter described at paragraph 5.



                                                       Employee Initials:
                                                                         ------



                                       9